Global Crossing Reports
GCUK’s Second Quarter 2006 Results

•	GCUK revenue reached inflection point.

•	Global Crossing announced intention to make a formal offer for UK-based Fibernet.

•	GCUK credit rating upgraded to B3 by Moody’s Investor Service.

FOR IMMEDIATE RELEASE: WEDNESDAY, SEPTEMBER 6, 2006

London — Global Crossing (NASDAQ: GLBC) today announced unaudited financial results for its subsidiary, Global Crossing (UK) Telecommunications Limited (GCUK), for the second quarter of 2006.

Highlights
Having achieved its first sequential growth of recurring revenue in six quarters, GCUK has returned to a trend of revenue growth.  The company’s long-standing customer relationships in the government and rail sectors, as well as new corporate customers, have helped to propel this growth. In another move expected to enhance Global Crossing’s penetration of the UK market, Global Crossing Limited recently announced its intention to make a recommended offer for Fibernet Group Plc for cash in a transaction valued at up to 50.6 million British pounds sterling (US$96.1 million). A formal offer document will be posted this month and will be subject to certain closing conditions. Completion of the offer would accelerate Global Crossing’s development by increasing and diversifying its UK client base through the addition of Fibernet’s UK corporate and carrier customers.

GCUK’s continued financial performance was also positively reflected in its recently upgraded credit rating. On August 28, 2006, Moody’s Investor Service upgraded GCUK’s rating from Caa1 to B3 with a stable outlook. The rating agency stated that it recognized GCUK’s positive track record since its initial rating assignment in December of 2004, as well as the improved financial condition of GCUK’s parent, Global Crossing Limited, following the successful closing of two public offerings in May 2006. The offerings comprised $240 million in common equity and $144 million in convertible notes.

“For the first time in six quarters, our UK business has begun to show an increase in revenue, signaling an important turning point for future growth,” said John Legere, Global Crossing’s chief executive officer.  “This positive development, combined with stable financials, new logo wins and the recent upgrade of our credit rating, shows that our UK business is healthy and will continue to be a strong contributor to Global Crossing as a whole. In addition, we recently announced our intention to make a recommended offer for Fibernet; completion of the offer would help to boost Global Crossing’s opportunity and market share in the UK.”

Revenue and Margin
GCUK’s revenue increased 2 percent to 60 million pounds in the second quarter of 2006. New customers such as the Crown Prosecution Service and Learning and Skills Council contributed significantly to the sequential improvement, and more recent wins for IP VPN services from National Express Group and health-and-beauty retailer Superdrug Stores will continue to bolster revenue growth in coming quarters. The “invest and grow” segment – that part of the business serving multinational enterprises and service providers with innovative IP services – accounted for 98 percent of GCUK’s revenue during the second quarter.

Adjusted gross margin (as defined in table 7 below) was 40 million pounds sterling for the second quarter of 2006, compared with 41 million pounds in the first quarter. The sequential decline was attributable to additional cost of access expense resulting from provisioning of new “invest and grow” customers in the second quarter.

Earnings
GCUK’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter, as defined in Table 5 that follows, was 13 million pounds sterling, compared with 14 million pounds in the first quarter of 2006.

GCUK’s net income for the second quarter of 2006 was 6 million pounds sterling, compared with net income of 5 million pounds sterling in the first quarter.

Cash Position
As of June 30, 2006, GCUK had 23 million pounds sterling of cash and cash equivalents. During the second quarter of 2006, GCUK paid 12 million pounds in interest on its senior notes, and 5 million pounds for capital expenditures and principal payments on capital leases. In May, GCUK provided intercompany loans denominated in dollars at a cash cost of 28 million pounds to other subsidiaries of Global Crossing Limited (GCL). The loans are guaranteed by GCL, have an effective interest rate of 13.5 percent and mature at the same time that the outstanding principal on GCUK’s senior secured notes is due.

Consistent with the Securities and Exchange Commission’s (SEC’s) Regulation G, the attached schedules include definitions of EBITDA and adjusted gross margin, which are non-GAAP financial metrics, as well as reconciliations of such measures to the most directly comparable financial metrics calculated and presented in accordance with International Financial Reporting Standards (IFRS).

International Financial Reporting Standards
GCUK’s results reported here include unaudited financial results for the three- and six-months ended June 30, 2006 and June 30, 2005, and an audited consolidated balance sheet as of December 31, 2005, in accordance with IFRS, as adopted by the European Union. GCUK’s second quarter 2006 and 2005 results were included in Global Crossing’s consolidated results previously reported on August 9, 2006, in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).

Conference Call
Management has scheduled a conference call for Wednesday, September 6, 2006 at 9:00 a.m. EDT/2:00 p.m. BST to discuss GCUK’s financial results. The call may be accessed by dialing +1 212 896 6027 or +44 (0) 870 001 3140.  Callers are advised to dial in 15 minutes prior to the 9:00 a.m. EDT start time. The call will also be Webcast at http://investors.globalcrossing.com/results.cfm.

A replay of the call will be available on Wednesday, September 6, 2006 beginning at 11:00 a.m. EDT/4:00 p.m. BST and will be accessible until Wednesday, September 13, 2006 at 11:00 a.m. EDT/4:00 p.m. BST.  To access the replay, dial +1 402 977 9140 or +1 800 633 8284 and enter reservation number 21302140.  UK callers may access the replay by dialing +44 (0) 870 000 3081 or 0800 692 0831 and entering reservation number 21302140.

ABOUT GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED
Global Crossing (UK) Telecommunications Limited provides a full range of managed telecommunications services in a secure environment ideally suited for IP-based business applications. The company provides managed voice, data, Internet and e-commerce solutions to the strong and established commercial customer base, including more than 100 UK government departments, as well as systems integrators, rail sector customers and major corporate clients. In addition, GCUK provides carrier services to national and international communications service providers.

Global Crossing (UK) Telecommunications operates a high-capacity UK network connecting 150 towns and cities and reaching within just over one mile of 64 percent of UK businesses. The UK network is linked into the wider Global Crossing network that connects more than 300 major cities in 28 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe.

ABOUT GLOBAL CROSSING
Global Crossing provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities in 28 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. Global Crossing’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. Global Crossing offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to 36 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause GCUK’s actual results to differ materially, including: the possibility that the proposed acquisition of Fibernet is not completed due to the failure of a closing condition or the making of a superior offer by another bidder; the material weakness in the company’s internal controls and the possible difficulties and delays it faces in improving such controls; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; covenants in the senior notes indenture which restrict financial and operational flexibility; slower than anticipated adoption by the industry of next generation products; the influence of the company’s parent, and possible conflicts of interest of the parent or of certain of the company’s directors; exposure to unreserved contingent liabilities; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:
Press Contacts
Becky Yeamans
+ 1 973 937 0155
PR@globalcrossing.com

Kendra Langlie
Latin America
+ 1 305 808 5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 1256 732 866
EuropePR@globalcrossing.com

Analysts/Investors Contact
Laurinda Pang
+ 1 800 836 0342
glbc@globalcrossing.com

IR/PR1

7 Financial Tables Follow

Global Crossing (UK) Telecommunications Limited and Subsidiaries			Table 1
Summary of Consolidated Revenues (unaudited)
Results below are in pounds sterling in thousands.
	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Enterprise and carrier data	£58,394	£59,980	£116,383	£120,006
Wholesale voice	1,494	419	2,109	831
Consolidated revenues	£59,888	£60,399	£118,492	£120,837

Global Crossing (UK) Telecommunications Limited and Subsidiaries					Table 2
Consolidated Statements of Operations (unaudited)
Results below are in pounds sterling in thousands.
	Three months ended		Six months ended
IFRS in IFRS Reporting Format	June 30, 2006	June 30, 2005		June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	£59,888	£60,399		£118,492	£120,837
Cost of sales	(36,021)	(34,928)		(70,716)	(70,624)

Gross profit	23,867	25,471		47,776	50,213
Distribution costs	(2,454)	(2,672)		(5,226)	(5,274)
Administrative expenses	(14,021)	(11,986)		(27,238)	(27,179)

Operating profit	7,392	10,813		15,312	17,760
Finance revenue	742	145		1,188	632
Finance charges	(1,769)	(11,981)		(7,598)	(22,132)

Profit (loss) before tax	6,365	(1,023)		8,902	(3,740)
Tax (charge) benefit	-	(1,170)		2,100	890
	-
Profit (loss) for the period	£6,365	£(2,193)		£11,002	£(2,850)

	Three months ended			Six months ended

IFRS in U.S. Reporting Format	June 30, 2006	June 30, 2005		June 30, 2006	June 30, 2005

(unaudited)		(unaudited)		(unaudited)	(unaudited)
REVENUES	£59,888	£60,399		£118,492	£120,837
Cost of revenue (excluding depreciation and amortization shown separately below)
Cost of access	(19,831)	(19,686)		(37,861)	(38,033)
Real estate, network and operations	(9,723)	(9,280)		(19,446)	(17,480)
Third party maintenance	(4,100)	(4,246)		(8,565)	(8,991)
Cost of equipment sales	(5,533)	(5,790)		(11,142)	(11,650)
Total cost of revenue	(39,187)	(39,002)		(77,014)	(76,154)

Selling, general and administrative	(7,441)	(9,926)		(15,090)	(20,432)
Depreciation and amortization	(5,975)	(4,624)		(11,858)	(10,487)
Total operating expenses	(52,603)	(53,552)		(103,962)	(107,073)

OPERATING INCOME	7,285	6,847		14,530	13,764

OTHER INCOME (EXPENSE):
Interest expense, net	(5,928)	(7,546)		(12,839)	(14,668)
Other income (expense), net	5,008	(324)		7,211	(2,836)

INCOME (EXPENSE) BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	6,365	(1,023)		8,902	(3,740)
Benefit (provision) for income taxes	—	(1,170)		2,100	890

NET INCOME (LOSS)	£6,365	£(2,193)		£11,002	£(2,850)

Note: The classification differences between reporting under IFRS and U.S. GAAP are as follows:

Cost of sales:
Under IFRS the company includes Cost of Access, Third Party Maintenance, Customer-specific costs and depreciation on network assets within Cost of sales.

Cost of revenue:
Under U.S. GAAP the company includes Cost of Access, Real estate, network and operations, Third Party Maintenance and Cost of equipment sales within Cost of revenue.

Foreign currency gains/(losses):
Under IFRS the company includes foreign currency gains and losses within operating profit, except for those related to the senior secured notes which are included in finance costs and those related to loans to related parties which are included in finance revenue, whereas under U.S. GAAP all foreign exchange gains/(losses) are included in other income (expense), net.

Global Crossing (UK) Telecommunications Limited and Subsidiaries		Table 3
Consolidated Balance Sheets
Results below are in pounds sterling in thousands.
	June 30,	December 31,
	2006	2005
	(unaudited)
Non-current assets
Intangible assets, net	£1,833	£1,296
Property, plant and equipment, net	125,542	129,005
Investment in associate	163	4
Retirement benefit asset	1,004	1,106
Derivative financial instrument	—	1,245
Trade and other receivables	30,611	3,669
Deferred tax assets	6,740	8,148
	165,893	144,473

Current assets
Trade and other receivables	47,085	59,954
Deferred tax assets	9,200	5,693
Derivative financial instrument	—	415
Cash and cash equivalents	23,414	44,847
	79,699	110,909

Total Assets	£245,592	£255,382

Current liabilities
Trade and other payables	£(58,933)	£(68,486)
Senior secured notes	—	(13,997)
Deferred revenue	(33,244)	(30,823)
Provisions	(2,768)	(2,980)
Obligations under finance leases	(7,101)	(6,681)
Derivative financial instrument	(441)	—
	(102,487)	(122,967)

Non-current liabilities
Trade and other payables	(718)	—
Senior secured notes	(203,137)	(195,097)
Deferred revenue	(99,718)	(103,850)
Retirement benefit obligation	(2,620)	(2,922)
Provisions	(11,194)	(11,603)
Obligations under finance leases	(21,225)	(23,661)
Derivative financial instrument	(1,102)	—
	(339,714)	(337,133)

Total Liabilities	(442,201)	(460,100)

Net liabilities	£(196,609)	£(204,718)

Capital and reserves
	£	£
Equity share capital	101	101
Capital reserve	25,691	25,151
Hedging reserve	(1,525)	1,908
Accumulated deficit	(220,876)	(231,878)
Total Equity	£(196,609)	£(204,718)

Global Crossing (UK) Telecommunications Limited and Subsidiaries	Table 4
Consolidated Cash Flow Statements (unaudited)
Results below are in pounds sterling in thousands.
	For the six months ended
	June 30, 2006		June 30, 2005
	(unaudited)		(unaudited)
Operating activities
	£		£
Profit (loss) for the period		11,002		(2,850)
Adjustments for:
Finance costs (net)		6,410		21,500
Income tax		(2,100)		(890)
Depreciation of property, plant and equipment		10,560		8,076
Amortization of intangible assets		538		571
Share-based payment expense		540		907
Loss (gain) on disposal of property, plant and equipment		(46)		407
(Decrease)/Increase in provisions		(937)		1,237
Other		(359)		(49)

Operating cash flows before movements in working capital		25,608		28,909
Decrease in trade and other receivables		13,207		14,810
Decrease in trade and other payables		(9,896)		(19,763)

Cash generated from operations		28,919		23,956
Interest paid		(13,115)		(12,645)

	£		£
Net cash provided from operating activities		15,804		11,311

Investing activities
	£		£
Interest received		1,552		710
Proceeds from disposal of property, plant and equipment		8		10
Purchase of property, plant and equipment		(8,545)		(4,670)
Loans granted to related parties		(43,835)		—
Loan repayments received from related parties		16,114		—

	£		£
Net cash used in investing activities		(34,706)		(3,950)

Financing activities
Repayments of capital elements under finance leases		£(2,531)		£(2,515)

	£		£
Net cash used in financing activities		(2,531)		(2,515)

Net increase (decrease) in cash and cash equivalents		(21,433)		4,846
Cash and cash equivalents at beginning of period		44,847		21,193
	£		£
Cash and cash equivalents at end of period		23,414		26,039

Global Crossing (UK) Telecommunications Limited and Subsidiaries			Table 5
Reconciliation of IFRS EBITDA to Profit (Loss) for the Period (unaudited)
Results below are in pounds sterling in thousands.
	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
IFRS EBITDA	£13,367	£15,437	£27,170	£28,247
Depreciation and amortization	(5,975)	(4,624)	(11,858)	(10,487)
Finance revenue	742	145	1,188	632
Finance costs	(1,769)	(11,981)	(7,598)	(22,132)
Taxation	—	(1,170)	2,100	890

Profit (loss) for period	£6,365	£(2,193)	£11,002	£(2,850)

Consistent with the SEC’s Regulation G, the foregoing table provides a reconciliation of EBITDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial metric, to profit (loss) for the period, which is the most directly comparable GAAP measure. Management believes that EBITDA is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. EBITDA is an important aspect of the company’s internal reporting and is also used by the investment community in assessing financial performance. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the consolidated statement of operations.
Definition:
IFRS EBITDA consists of profit (loss) for the period before taxation, finance costs, finance revenue and depreciation and amortization expense recorded to cost of sales and administrative expenses.

Global Crossing (UK) Telecommunications Limited and
Subsidiaries					Table 6
Reconciliation of Profit (Loss) Under IFRS to U.S.
GAAP (unaudited)
Results below are in pounds sterling in thousands.
	Three months ended				Six months ended
	June 30, 2006		June 30, 2005		June 30, 2006		June 30, 2005
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
	£		£		£
Profit (loss) reported under IFRS		6,365		(2,193)		11,002	£(2,850)
Reconciling items:
Push down of Global Crossing’s fresh start accounting:
- Deferred income		(1,141)		(1,040)		(2,282)	(2,212)
Long-term IRU agreements		(87)		(274)		(174)	(548)
Restructuring costs		49		13		175	12
Pensions		—		(4)		1	(8)
Dilapidation provisions		33		81		66	163
Share-based compensation		(35)		(90)		(189)	(116)
Income taxes		(525)		706		(2,542)	(729)

	£		£		£
Income (loss) under U.S. GAAP		4,659		(2,801)		6,057	£(6,288)

Global Crossing (UK) Telecommunications Limited and Subsidiaries			Table 7
Reconciliation of Adjusted Gross Margin to Gross Profit (unaudited)
Results below are in pounds sterling in thousands.
	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted Gross Margin	£40,057	£40,713	£80,631	£82,804
Less:
Customer-specific costs	(6,617)	(6,744)	(13,266)	(13,837)
Third-party maintenance	(4,100)	(4,246)	(8,565)	(8,991)
Depreciation & amortization (included within cost of sales)	(5,473)	(4,252)	(11,024)	(9,763)
Gross Profit (IFRS)	£23,867	£25,471	£47,776	£50,213

Consistent with the SEC’s Regulation G, the foregoing table provides a reconciliation of Adjusted Gross Margin, which is considered a non-GAAP financial metric, to Gross Profit, which is the most directly comparable IFRS measure. Adjusted Gross Margin is presented to increase the comparability to the parent company’s financial presentations, which include this metric.
Definitions:
Adjusted Gross Margin is revenue minus cost of access.
Gross Profit is revenue minus cost of access, customer-specific costs, third party maintenance and depreciation and amortization recorded to cost of sales.